UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

PIONEER MUNICIPAL HIGH INCOME FUND, INC.

(Registrant)

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC.

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

(Co-Registrants)

(Exact name of registrant as specified in its charter)

Maryland	811-21321 (Pioneer Municipal High Income Fund, Inc.) 811-21409 (Pioneer Municipal High Income Advantage Fund, Inc.) 811-23699 (Pioneer Municipal High Income Opportunities Fund, Inc.)	03-0512430 (Pioneer Municipal High Income Fund, Inc.) 81-0634319 (Pioneer Municipal High Income Advantage Fund, Inc.) 87-0966308 (Pioneer Municipal High Income Opportunities Fund, Inc.)
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

60 State Street,

Boston, MA

(Address of principal executive offices)

02109

(Zip Code)

1-617-742-7825

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MHI	New York Stock Exchange
Common Stock	MAV	New York Stock Exchange
Common Stock	MIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 8.01	Other Events.

Each of Pioneer Municipal High Income Fund, Inc., Pioneer Municipal High Income Advantage Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc. announced today that the Special Meeting of Stockholders (the “Meeting”) originally scheduled for Wednesday, March 26, 2025 at 12:00 p.m. Eastern Time has been postponed in order to give shareholders more time to vote. The Funds will announce the rescheduled Meeting date, time and location in due course.

As described in the proxy materials for the Meeting previously distributed, the Board of Directors of each Fund has fixed the close of business on February 4, 2025 as the record date for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated March 25, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2025

Pioneer Municipal High Income Fund, Inc.
Pioneer Municipal High Income Advantage Fund, Inc.
Pioneer Municipal High Income Opportunities Fund, Inc.

/s/ Christopher Kelley
Name: Christopher Kelley
Title: Secretary